Exhibit 99.1

August 14, 2023

TFF Pharmaceuticals Announces Proposed Public Offering of Common Stock

FORT WORTH, Texas, August 14, 2023 (GLOBE NEWSWIRE) – TFF Pharmaceuticals, Inc. (NASDAQ: TFFP) (the “Company”), a clinical-stage biopharmaceutical company focused on developing and commercializing innovative drug products based on its patented Thin Film Freezing (TFF) technology platform, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. All of the shares of common stock in the underwritten public offering are to be sold by the Company. The Company also expects to grant the underwriters a 30-day option to purchase additional shares of common stock offered in the public offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company intends to use the net proceeds from the proposed offering for working capital and general corporate purposes.

The Benchmark Company, LLC is acting as sole book-running manager for the offering. The Liquid Venture Partners group at The Benchmark Company, LLC is responsible for sourcing and executing the offering.

A shelf registration statement relating to the shares of common stock to be issued in the proposed offering was filed with the Securities and Exchange Commission (“SEC”) and declared effective by the SEC. A preliminary prospectus supplement relating to the proposed offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A final prospectus supplement describing the terms of the proposed offering will be filed with the SEC. The offering will be made only by means of the prospectus supplement and the accompanying base prospectus, as may be further supplemented by any free writing prospectus and/or pricing supplement that the Company may file with the SEC. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to this offering may be obtained from The Benchmark Company, LLC, 150 East 58th Street, 17th floor, New York, NY 10155, by email at prospectus@benchmarkcompany.com, or by calling +1 (212)-312-6700.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About TFF Pharmaceuticals

TFF Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company engaging patented rapid freezing technology to develop and transform medicines into potent dry powder formulations for better efficacy, safety, and stability. The company’s versatile Thin Film Freezing (TFF) technology platform has broad applicability to convert most any drug, including vaccines, small and large molecules, and biologics, into an elegant dry powder highly advantageous for inhalation, with improved absorption so drugs can also be delivered to the eyes, nose and topically to the skin.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed public offering and the intended use of proceeds from the offering. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially, including those risks disclosed in under the caption “Risk Factors” in the preliminary prospectus supplement related to the offering. TFF Pharmaceuticals cautions readers not to place undue reliance on any forward-looking statements. TFF Pharmaceuticals does not undertake and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law.